Exhibit 99.1

Corporate Headquarters One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820

NEWS RELEASE

FOR IMMEDIATE RELEASE

AMERICAN STANDARD ANNOUNCES SECOND-QUARTER RESULTS,

REAFFIRMS FULL-YEAR GUIDANCE

•	Delivers record second-quarter sales, up 8.6 percent, up 8.1 percent in local currencies

•	Reports second-quarter net income per diluted share within guidance

•	Achieves record air conditioning results

PISCATAWAY, N.J. – July 19, 2006 – American Standard Companies Inc. (NYSE: ASD) today announced second-quarter net income per diluted share of 93 cents in accordance with Generally Accepted Accounting Principles (GAAP). Net income per diluted share was 92 cents excluding the impact of operational consolidation expenses and benefits from tax items and an asset sale. The company had estimated net income per diluted share of 87-93 cents on a GAAP basis and 90-96 cents on an adjusted basis. Sales for the quarter were a record $2.991 billion, up 8.6 percent from the prior year and up 8.1 percent excluding the impact of foreign exchange.

“We had a good quarter with continued healthy sales growth, strong order backlog in our air conditioning business and progress on our Bath and Kitchen improvement initiatives,” said Fred Poses, chairman and CEO.

GAAP net income for the quarter was $191.7 million, down 7.8 percent from $207.9 million in second quarter 2005. Adjusted net income was up 1.2 percent, including stock option expensing and excluding operational consolidation expenses and benefits from tax items and an asset sale. GAAP net income per diluted share was the same as last year after reducing second-quarter 2005 net income by 2 cents for stock option expensing. Net income per diluted share was up 5.7 percent, when adjusted to include stock option expensing and exclude operational consolidation expenses and benefits from tax items and an asset sale.

“Air Conditioning Systems and Services, our largest business, achieved strong results with record sales, segment income, margins, commercial orders and backlog. Our momentum continues to build across the board,” said Poses. “Vehicle Control Systems continued to outperform its growing markets, but delivered lower earnings because of temporarily higher customer warranty concessions incurred in the quarter. Bath and Kitchen sales improvements are taking longer than we expected, but the business achieved higher sales and segment income compared with first quarter and is making operational progress. During the quarter, the company experienced higher commodity costs and continued to invest in new products and marketing for long-term growth.”

Second-quarter segment income was $342.3 million, up 6.8 percent compared with $320.6 million during second quarter last year. Segment income as a percentage of sales was 11.4 percent, down 0.2 percentage points. Excluding foreign exchange effects, operational consolidation expenses and an asset sale, adjusted segment income as a percentage of sales was 11.7 percent, down 0.7 percentage points. Net cash provided by operating activities was $164.8 million, and free cash flow was $123.1 million. On June 20, the company paid a dividend of 18 cents per share of common stock to shareowners of record on June 1. In addition, the company bought back 4.1 million shares of stock worth $177 million during the quarter.

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American Standard Companies Second Quarter - 2

THIRD-QUARTER, FULL-YEAR GUIDANCE

“For the rest of the year, we expect that the growing strength of the commercial part of our air conditioning business, higher truck builds and the improving performance of Bath and Kitchen, even though slower than planned, will enable us to offset the increasing commodity and energy costs affecting all our businesses,” said Poses.

“For the third quarter, we estimate sales growth of about 10 percent and net income per diluted share in the range of 72-77 cents on a GAAP basis and 80-85 cents, up 10-16 percent, including stock option expensing and excluding operational consolidation expenses and benefits from gains,” he said.

In the third quarter 2005, GAAP net income per diluted share was 74 cents. The company started expensing stock options in first quarter this year. Stock option expensing would have reduced third-quarter 2005 GAAP net income per diluted share by 2 cents to 72 cents. On this basis, the estimated third-quarter 2006 GAAP net income per diluted share ranges from flat with the prior year to an increase of 7 percent. Third-quarter 2005 net income per diluted share was 73 cents when adjusted to include stock option expenses and exclude third-quarter operational consolidation expenses and benefits from gains.

“For the year, we expect sales growth in the range of 8-10 percent. We’re reaffirming our full-year net income per diluted share guidance of $2.70-$2.80,” said Poses. This full-year earnings estimate represents a 9-13 percent increase over 2005 on a GAAP basis, including 2005 stock option expensing, and assumes that gains and tax items will offset operational consolidation expenses.

“We are consistently delivering strong earnings and cash flow and returning cash to shareowners through share repurchases and our quarterly dividend, which we raised 20 percent earlier this year. For the year, we’re on track to achieve our 2006 cash flow targets of $835-$860 million in net cash provided by operating activities and $575-$600 million in free cash flow,” said Poses.

SECOND-QUARTER BUSINESS HIGHLIGHTS

AIR CONDITIONING SYSTEMS AND SERVICES sales were $1.859 billion, up 14.2 percent over the strong second quarter in 2005 (up 13.7 percent excluding foreign exchange effects) because of commercial volume, the favorable mix of high-efficiency residential products and improved pricing. Segment income was $278.1 million, up 27 percent as pricing, mix, volume and materials savings more than offset the continuing impact of higher commodity costs, investments in new products and labor cost escalations. Adjusted segment income was up 22.6 percent including stock option expensing and excluding foreign exchange effects and operational consolidation expenses.

Launched in first quarter, the integrated consumer marketing campaign for Trane CleanEffects™ and American Standard AccuClean™, the company’s new whole-house residential air cleaning systems, continued throughout second quarter and generated significant positive consumer response. Tracer ES™, the next generation of enterprise server commercial controls aimed at multi-facility building owners, is receiving strong initial customer response after its first-quarter launch. During the quarter, the company made large sales in a broad cross-section of industries and saw particular strength in retail, education and healthcare markets. Contracts signed included ones for 1 Borneo (Kota Kinabalu, East Malaysia); Barnes-Jewish Hospital (St. Louis, Mo.); Chi Mei (Tainan County, Taiwan); Fujifilm (Tokyo, Japan); Fulton Homes (Phoenix, Ariz.); Graceville Correctional Facility (Graceville, Fla.); MW Johnson Construction (Ft. Myers, Fla., and Minneapolis, Minn.); Lowe’s (Mooresville, N.C.); Marriott International, Inc. (Washington, D.C.); MediCorp Health System (Fredericksburg, Va.); MGM Grand Macau (Macau, China); Palace Resorts (Mexico and Dominican Republic); Peppermill Hotel Casino (Reno, Nev.); Ritz-Carlton (Dublin, Ireland); Spring Cove School District (Roaring Spring, Pa.); Tanglewood Mall (Roanoke, Va.); Trump Tower (Tampa, Fla.); and Victor Central School District (Victor, N.Y.)

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American Standard Companies Second Quarter - 3

BATH AND KITCHEN sales were $621.0 million, down 4.3 percent (down 4.8 percent excluding foreign exchange effects) from the prior year because of sales declines in the Americas. Segment income was $4.7 million, down from $35.6 million in second quarter 2005. The decline in segment income was caused by lower sales and production volumes as well as higher commodity costs. The impact of these items exceeded benefits from improved pricing, material savings and previous operational consolidations. Adjusted segment income was $12.5 million excluding foreign exchange effects, operational consolidation expenses and an asset sale.

In the U.S., the company continued to see good early customer demand as it completed rollout of the new Lifetime™ whirlpool tubs and continued the introduction of the Cadet 3™ toilet and faucets with the EverClean™ finish and Speed Connect™ drain. In the United Kingdom, about 1,200 distributors and retailers attended a launch event for several new products, and Bath and Kitchen participated in events for architects and designers in Bucharest and Moscow. Ideal Standard’s “m-tech” thermostat technology was honored as “Product of the Year 2006” by EDT, a European association of wholesalers. In China, Bath and Kitchen won contracts for a variety of new construction projects associated with the 2008 Olympics in Beijing, including several sports stadiums, the Qingdao yacht center, the Qinhuangdao football training center and Marco Polo Hotel. Bath and Kitchen also opened a new Bathaus in Guangzhou, China, its fifth flagship showroom in Asia. New commercial sales included ones for Ergife Palace Hotel (Rome, Italy); Kolter Communities (West Palm Beach, Fla.); Trump Marina Hotel and Casino (Atlantic City, N.J.); and WCI Communities (Bonita Springs, Fla.).

“As part of our initiatives to rebuild Bath and Kitchen’s profitability, we have announced plans to consolidate our ceramics manufacturing operations in the United Kingdom,” said Poses. “These plans will result in the elimination of about 235 jobs at our Hull plant and relocation of the ceramics production to more cost-effective locations. This action will cost about $15 million ($10.5 million after taxes) and generate annual savings of about $10 million, starting next year. We very carefully consider any plans that affect people’s jobs and believe these and any possible future actions are essential to improve Bath and Kitchen’s profitability and continue to build its global competitiveness.”

VEHICLE CONTROL SYSTEMS second-quarter sales were $511.2 million, up 6.9 percent (up 6.6 percent excluding foreign exchange effects) from the prior year’s robust sales. Higher truck builds, more content per vehicle and after-market growth drove the sales increase. Segment income was $59.5 million, down 10 percent from the strong second quarter in 2005. The impact of higher customer warranty concessions, typical price reductions, lower mix, escalating commodity costs and unfavorable foreign exchange offset the favorable effects of higher volume, material savings and productivity increases. Adjusted segment income was down 12.5 percent including stock option expensing and excluding foreign exchange effects and operational consolidation expenses.

“Segment income would have been up slightly without the impact of customer warranty concessions, which were temporarily higher in the quarter,” said Poses.

During the quarter, Vehicle Control Systems won a number of new contracts for its WABCO products. MAN, a leading commercial vehicle manufacturer, will offer heavy truck customers improved vehicle performance and operating costs by installing WABCO’s advanced lightweight air disc brakes on all heavy truck models starting in 2008. Audi is including WABCO’s air suspension compressor as an option on its new Q7 sport utility vehicle and, starting later this year, as a standard feature on its all-road A6 passenger car model. DaimlerChrysler will extend its use of WABCO compressors into new medium-duty truck platforms currently in development. Three leading Chinese bus manufacturers have selected WABCO products for new model coaches this year: King-Long will add the WABCO anti-lock braking system (ABS) to its Suzhou model; Yutong will begin using WABCO clutch servo and master-cylinders; NEOPLAN, a subsidiary of MAN, will begin using WABCO electronically controlled air suspension (ECAS), anti-lock braking system/anti-spin regulator (ABS/ASR) and conventional braking systems. In partnership with the Chinese government’s Automotive Technology and Research Center (CATARC), WABCO co-sponsored the first national commercial vehicle technology conference on the safety benefits of ABS. The Beijing event supported increased awareness of and compliance with governmental ABS mandates for heavy trucks, trailers and buses.

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American Standard Companies Second Quarter - 4

PLEASE NOTE: American Standard Chairman and CEO Frederic Poses and CFO Peter D’Aloia will discuss the company’s performance and provide guidance on a two-way conference call for financial analysts at 9:30 a.m. EDT today. Related financial charts, reconciliations between GAAP and non-GAAP financial measures, and certain other information to be discussed on the conference call are available in the accompanying financial tables and under the heading, “American Standard’s Second-quarter Results” on the company’s Web site, www.americanstandard.com. Reporters and the public are invited to listen to the call, which will be broadcast on the Web site and archived for six months. If you’re unable to connect to the company’s Web site, you may listen via telephone. The dial-in number is (913) 981-5533. Please call five to 10 minutes before the scheduled start time. The number of telephone connections is limited. A replay of the call will be available from 12:30 p.m. EDT on Wednesday, July 19, until 11:59 p.m. EDT on Wednesday, July 26. The replay dial-in number is (719) 457-0820. The passcode is 3091345.

Comments in this news release, particularly those related to earnings guidance, contain certain forward-looking statements, which are based on management’s good faith expectations and belief concerning future developments. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “anticipate,” “intends” and other words of similar meaning. Actual results may differ materially from these expectations as a result of many factors including (i) pricing changes to materials used to produce products and the ability to offset those changes through price increases; (ii) changes in U.S. or international economic conditions, such as inflation and interest rate and exchange rate fluctuations; (iii) the actual level of construction activity and commercial vehicle production in the company’s end-markets; (iv) periodic adjustments to litigation reserves, including asbestos liabilities and asbestos insurance recoveries; and (v) the amount and timing of operational consolidation expenses and gains or losses on asset sales and tax items. Additional factors that could cause actual results to differ materially from expectations are set forth in the company’s 2005 Annual Report on Form 10-K and in the “Management’s Discussion and Analysis” section of the company’s Quarterly Reports on Form 10-Q. American Standard does not undertake any obligation to update such forward-looking statements. To facilitate understanding of second-quarter results, several tables follow this news release. The second-quarter 2005 and 2006 results that exclude operational consolidation expenses, tax items, and foreign exchange translation are non-GAAP measures. 2005 includes stock option expensing on a pro forma basis. Total company segment income and free cash flow, other measures used by the company, are also non-GAAP. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management uses free cash flow and segment income to measure the company’s operating performance and analyzes year-over-year changes in segment income with and without the effect of operational consolidation expenses and the impact of foreign exchange translation. Management believes that excluding these effects is helpful in assessing the overall performance of the business. In addition, the company uses segment income to make strategic and capital investment decisions, allocate resources and report business performance to the board of directors. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

American Standard is a $10.3 billion global manufacturer with market-leading positions in three businesses: air conditioning systems and services, sold under the Trane® and American Standard® brands for commercial, institutional and residential buildings; bath and kitchen products, sold under brands such as American Standard® and Ideal Standard®; and vehicle control systems, including electronic braking and air suspension systems, sold under the WABCO® name to the world’s leading manufacturers of heavy-duty trucks, buses, SUVs and luxury cars. The company employs approximately 61,000 people and has manufacturing operations in 28 countries. American Standard is included in the S&P 500.

For more information, reporters may contact:

Skip Colcord, (732) 980-3065, hcolcord@americanstandard.com, or Shelly London, (732) 980-6175, slondon@americanstandard.com

For more information, investors and financial analysts may contact: Bruce Fisher, (732) 980-6095, bfisher@americanstandard.com or Todd Gleason, (732) 980-6399, tgleason@americanstandard.com

Additional information is available at http://www.americanstandard.com.

Copyright © 2006 American Standard Inc.

American Standard Companies Inc.

Consolidated Statement of Operations

(Unaudited)

In millions except per share data	Three Months Ended June 30,
	2006	2005
Sales
Air Conditioning Systems and Services	$1,858.5	$1,627.9
Bath & Kitchen	621.0	648.9
Vehicle Control Systems	511.2	478.3

Total	$2,990.7	$2,755.1

Segment income
Air Conditioning Systems and Services	$278.1	$218.9
Bath & Kitchen	4.7	35.6
Vehicle Control Systems	59.5	66.1

Total	342.3	320.6

Equity in net income of unconsolidated joint ventures	12.0	10.9

	354.3	331.5

Interest expense	31.4	30.6
Corporate and other expenses	58.5	49.9

Income before income taxes	264.4	251.0

Income taxes	72.7	43.1

Net income	$191.7	$207.9

Net income per common share:
Basic	$0.95	$0.98

Diluted	$0.93	$0.95

Average outstanding common shares:
Basic	202.4	212.0
Diluted	207.1	217.9

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Common Share

	2006	2005
Net income	$191.7	$207.9

FAS 123 Stock Option Expense, net of tax		(5.0)

Pro Forma net income, including stock option expense		202.9

Adjustments:
Operational consolidation expenses, net of tax	11.0	16.2
Gain on sale of assets, net of tax	(4.0)	—
Tax items	(9.0)	(31.6)

Adjusted net income	$189.7	$187.5

Pro Forma net income, including stock option expense per diluted common share		$0.93

Adjusted net income per diluted common share	$0.92	$0.87

Note:	The presentation of total segment income and adjusted net income and adjusted net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). Management believes that presenting these measures is useful to shareholders because it enhances their understanding of how management assesses the performance of the Company’s businesses. Management also uses data adjusted in this manner for purposes of determining incentive compensation. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

American Standard Companies Inc.

Consolidated Statement of Operations

(Unaudited)

In millions except per share data	Six Months Ended June 30,
	2006	2005
Sales
Air Conditioning Systems and Services	$3,321.9	$2,884.9
Bath & Kitchen	1,229.7	1,253.0
Vehicle Control Systems	991.1	957.4

Total	$5,542.7	$5,095.3

Segment income
Air Conditioning Systems and Services	$408.9	$306.5
Bath & Kitchen	4.2	80.4
Vehicle Control Systems	127.3	135.8

Total	540.4	522.7

Equity in net income of unconsolidated joint ventures	21.9	18.7

	562.3	541.4

Interest expense	61.9	60.2
Corporate and other expenses	115.1	103.1

Income before income taxes	385.3	378.1
Income taxes	109.5	45.3

Net income	$275.8	$332.8

Net income per common share:
Basic	$1.35	$1.56

Diluted	$1.32	$1.52

Average outstanding common shares:
Basic	203.7	213.0
Diluted	208.2	219.0

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Common Share

	2006	2005
Net income	$275.8	$332.8
FAS 123 Stock Option Expense, net of tax		(10.2)

Pro Forma net income, including stock option expense		322.6

Adjustments:
Operational consolidation expenses, net of tax	16.3	31.0
Gain on sale of assets, net of tax	(4.0)	—
Tax items	(9.0)	(67.9)

Adjusted net income	$279.1	$285.7

Pro Forma net income, including stock option expense per diluted common share		$1.48

Adjusted net income per diluted common share	$1.34	$1.31

Note:	The presentation of total segment income and adjusted net income and adjusted net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). Management believes that presenting these measures is useful to shareholders because it enhances their understanding of how management assesses the performance of the Company’s businesses. Management also uses data adjusted in this manner for purposes of determining incentive compensation. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

American Standard Companies Inc.

Data Supplement Sheet

(Unaudited)

This Data Supplement Sheet includes information excluding the effects of foreign exchange translation on operating results. Approximately half of the Company's business is outside the U.S., therefore changes in exchange rates can have a significant effect on results of operations when presented in U.S. Dollars. Year-over-year changes in sales and segment income, and in certain cases, segment income as a percentage of sales, for 2006 compared with 2005 are presented both with and without the effects of foreign exchange translation. Additionally, management analyzes year-over-year changes to its operating performance with and without operational consolidation expenses. Operational consolidation expenses have been noted below. Presenting results of operations excluding the translation effects of foreign exchange amounts and operational consolidation expenses is not in conformity with generally accepted accounting principles (GAAP), but management analyzes the data in this manner because it is useful to them for understanding operational performance of the business. Management also uses data adjusted in this manner for purposes of determining incentive compensation. Changes in sales and segment income excluding foreign exchange effects are calculated using current year sales and segment income translated at prior year exchange rates. The presentation of sales, segment income, total segment income, and segment income and total segment income as a percentage of sales with and without the effects of foreign currency translation are not meant to be a substitute for measurements prepared in accordance with GAAP, nor to be considered in isolation.

In millions	Three Months Ended June 30,
	Reported 2006	Reported 2005	% Chg vs. 2005	% Chg vs. 2005 Adjusted (1)
Air Conditioning Systems and Services
Sales	1,858.5	1,627.9	14.2%	13.7%
Segment Income	278.1	218.9	27.0%	22.6%
Segment Income as a Percentage of Sales	15.0%	13.4%	1.6 pts	1.1 pts

Bath & Kitchen
Sales	621.0	648.9	-4.3%	-4.8%
Segment Income	4.7	35.6	-86.8%	-74.3%
Segment Income as a Percentage of Sales	0.8%	5.5%	-4.7 pts	-5.5 pts

Vehicle Control Systems
Sales	511.2	478.3	6.9%	6.6%
Segment Income	59.5	66.1	-10.0%	-12.5%
Segment Income as a Percentage of Sales	11.6%	13.8%	-2.2 pts	-2.6 pts

Total Company
Sales (2)	2,990.7	2,755.1	8.6%	8.1%
Segment Income	342.3	320.6	6.8%	1.8%
Segment Income as a Percentage of Sales	11.4%	11.6%	-0.2 pts	-0.7 pts
Net Income Applicable to Common Shareholders	191.7	207.9	-7.8%
Net Income / Applicable to Common Shareholders as a Percentage of Sales	6.4%	7.5%	-1.1 pts

Note: See Consolidated Statement of Operations for a reconciliation of total segment income to income before income taxes. In addition, see table above for presentation of net income applicable to common shareholders as a percentage of sales.

(1)	Excluding the impact of foreign exchange translational effects and operational consolidation expenses, includes stock option expense for all periods:

	2006
Segment Income Reconciliation	Air Conditioning Systems & Services	Bath & Kitchen	Vehicle Control Systems	Total Company
Reported	278.1	4.7	59.5	342.3
Operational Consolidation Expenses	(0.9)	15.2	1.4	15.7
Gain on Sale of Assets	—	(6.3)	—	(6.3)
Foreign Exchange Translational Effects	(1.0)	(1.1)	(0.8)	(2.9)

Adjusted Segment Income	276.2	12.5	60.1	348.8

	2005
	Air Conditioning Systems & Services	Bath & Kitchen	Vehicle Control Systems	Total Company
Reported	218.9	35.6	66.1	320.6
Operational Consolidation Expenses	8.8	13.9	3.3	26.0
Stock Option Expense	(2.4)	(0.9)	(0.7)	(4.0)

Adjusted Segment Income	225.3	48.6	68.7	342.6

(2)	Total company sales, adjusted for the impact of foreign exchange translation effects, for the three months ended June 30, 2006: $2,979.2

American Standard Companies Inc.

Data Supplement Sheet

(Unaudited)

This Data Supplement Sheet includes information on backlog and information excluding the effects of foreign exchange translation on operating results. Approximately half of the Company's business is outside the U.S., therefore changes in exchange rates can have a significant effect on results of operations when presented in U.S. Dollars. Year-over-year changes in sales and segment income, and in certain cases, segment income as a percentage of sales, for 2006 compared with 2005 are presented both with and without the effects of foreign exchange translation. Additionally, management analyzes year-over-year changes to its operating performance with and without operational consolidation expenses. Operational consolidation expenses have been noted below. Presenting results of operations excluding the translation effects of foreign exchange amounts and operational consolidation expenses is not in conformity with generally accepted accounting principles (GAAP), but management analyzes the data in this manner because it is useful to them for understanding operational performance of the business. Management also uses data adjusted in this manner for purposes of determining incentive compensation. Changes in sales and segment income excluding foreign exchange effects are calculated using current year sales and segment income translated at prior year exchange rates. The presentation of sales, segment income, total segment income, and segment income and total segment income as a percentage of sales with and without the effects of foreign currency translation are not meant to be a substitute for measurements prepared in accordance with GAAP, nor to be considered in isolation.

In millions	Six Months Ended June 30,
	Reported 2006	Reported 2005	% Chg vs. 2005	% Chg vs. 2005 Adjusted (1)
Air Conditioning Systems and Services
Sales	3,321.9	2,884.9	15.1%	15.1%
Segment Income	408.9	306.5	33.4%	26.3%
Segment Income as a Percentage of Sales	12.3%	10.6%	1.7pts	1.1pts
Backlog	909.9	682.9	33.2%	32.1%

Bath & Kitchen
Sales	1,229.7	1,253.0	-1.9%	-0.1%
Segment Income	4.2	80.4	-94.8%	-79.5%
Segment Income as a Percentage of Sales	0.3%	6.4%	-6.1pts	-6.1pts

Vehicle Control Systems
Sales	991.1	957.4	3.5%	7.1%
Segment Income	127.3	135.8	-6.3%	-5.0%
Segment Income as a Percentage of Sales	12.8%	14.2%	-1.4pts	-1.7pts
Backlog	822.2	738.9	11.3%	7.3%

Total Company
Sales	5,542.7	5,095.3	8.8%	9.8%
Segment Income	540.4	522.7	3.4%	0.2%
Segment Income as a Percentage of Sales	9.7%	10.3%	0.6 pts	-1.0pts
Net Income Applicable to Common Shareholders	275.8	332.8	-17.1%
Net Income / Applicable to Common Shareholders as a Percentage of Sales	5.0%	6.5%	-1.5pts

Note: See Consolidated Statement of Operations for a reconciliation of total segment income to income before income taxes. In addition, see table above for presentation of net income applicable to common shareholders as a percentage of sales.

(1)	Excluding the impact of foreign exchange translational effects and operational consolidation expenses, includes stock option expense for all periods:

	2006
Segment Income Reconciliation	Air Conditioning Systems & Services	Bath & Kitchen	Vehicle Control Systems	Total Company
Reported	408.9	4.2	127.3	540.4
Operational Consolidation Expenses	(0.4)	21.2	2.9	23.7
Gain on Sale of Assets	—	(6.3)	—	(6.3)
Foreign Exchange Translational Effects	(0.8)	0.6	4.1	3.9

Adjusted Segment Income	407.7	19.7	134.3	561.7

	2005
	Air Conditioning Systems & Services	Bath & Kitchen	Vehicle Control Systems	Total Company
Reported	306.5	80.4	135.8	522.7
Operational Consolidation Expenses	21.6	17.8	7.0	46.4
Stock Option Expense	(5.2)	(1.9)	(1.5)	(8.6)

Adjusted Segment Income	322.9	96.3	141.3	560.5

American Standard Companies Inc.

2006 Earnings Per Share Reconciliation

(Unaudited)

	Q3 2006	FY 2006
Net Income Reported	$149.0 - $159.0	$559.0 - $579.0
Streamlining Expenses, net of tax	15.0 - 16.0	39.0 - 41.0
Asset Sales and Tax Items	0.0	(39.0) - (41.0)

Adjusted Net Income	$164.0 - $175.0	$559.0 - $579.0

Reported EPS	$0.72 - $ 0.77	$2.70 - $ 2.80
Adjusted EPS	$0.80 - $ 0.85	$2.70 - $ 2.80
Diluted Shares	205.3	206.9

2005 Earnings Per Share Reconciliation
(Unaudited)

	Q3 2005	FY 2005
Net Income Reported	$159.1	$556.3
FAS 123 Stock Option Expense, net of tax	(4.8)	(19.7)

Pro Forma Net Income	154.3	536.6
Streamlining Expenses, net of tax	6.6	47.2
30% Tax Rate Timing	3.9	—
Other Tax Items	(7.1)	(46.9)

Adjusted Net Income	157.7	536.9

Reported EPS	$0.74	$2.56
Pro Forma EPS	$0.72	$2.48
Adjusted EPS	$0.73	$2.48

Note: The presentation of adjusted net income and adjusted net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). Management believes that presenting these measures is useful to shareholders because it enhances their understanding of how management assesses the performance of the Company’s businesses. Management also uses data adjusted in this manner for purposes of determining incentive compensation. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

American Standard Companies Inc.

Consolidated Balance Sheet

(Unaudited)

(dollars in millions)	June 30, 2006	December 31, 2005
Current Assets:
Cash and cash equivalents	$233.1	$390.7
Accounts receivable, less allowance for doubtful accounts:	1,472.6	1,161.3
Jun. 2006 - $51.4; Dec. 2005 - $46.9
Inventories:
Finished products	763.0	659.8
Products in process	248.6	228.2
Raw materials	232.0	190.2

	1,243.6	1,078.2
Future income tax benefits	94.3	99.3
Other current assets	421.3	336.7

Total Current Assets	3,464.9	3,066.2

Facilities, less accumulated depreciation:	1,636.4	1,616.2
Jun. 2006 - $1,183.5; Dec. 2005 - $1,101.9
Goodwill	1,212.0	1,158.9
Capitalized software, less accumulated amortization:	191.1	200.6
Jun. 2006 - $362.2; Dec. 2005 - $321.8
Debt issuance costs, net of accumulated amortization:	11.4	13.9
Jun. 2006 - $35.8; Dec. 2005 - $33.1
Long-term asbestos receivable	384.1	384.0
Long-term future income tax benefits	93.5	93.5
Investment in associated companies	110.1	98.2
Other assets	253.4	236.3

Total Assets	$7,356.9	$6,867.8

Current Liabilities:
Loans payable to banks	$136.7	$17.5
Current maturities of long-term debt	3.5	2.6
Accounts payable	1,016.8	844.5
Accrued payrolls	380.3	339.5
Current portion of warranties	198.7	181.9
Taxes on income	93.2	91.8
Other accrued liabilities	832.2	751.1

Total Current Liabilities	2,661.4	2,228.9

Long-Term Debt	1,756.3	1,676.1

Other Long-Term Liabilities
Reserve for post-retirement benefits	621.0	631.6
Long-term portion of asbestos liability	667.7	673.0
Long-term portion of warranties	262.7	246.7
Deferred taxes on income	136.5	131.1
Other liabilities	346.4	357.9

Total Liabilities	6,452.0	5,945.3

Shareholders’ Equity
Preferred stock, 2,000,000 shares authorized none issued and outstanding	—	—
Common stock $.01 par value, 560,000,000 shares authorized; shares issued: 251,770,747 in 2006; 251,769,794 in 2005; and shares outstanding: 200,461,408 in 2006; 206,741,396 in 2005	2.5	2.5
Capital surplus	869.9	834.4
Treasury stock	(1,478.6)	(1,181.4)
Retained earnings	1,779.0	1,576.5
Foreign currency translation effects	(178.2)	(212.6)
Deferred gain on hedge contracts, net of tax	31.3	20.9
Minimum pension liability adjustment, net of tax	(121.0)	(117.8)

Total Shareholders’ Equity	904.9	922.5

Total Liabilities & Shareholders’ Equity	$7,356.9	$6,867.8

American Standard Companies Inc.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

In millions	Three Months Ended June 30,
	2006	2005
Cash provided by operating activities:
Net Income	$191.7	$207.9

Adjustments to reconcile net income to net cash provided by operating activities	(26.9)	120.2

Net cash provided by operating activities	164.8	328.1

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(56.9)	(88.4)
Proceeds from disposals of property	15.2	17.1

Free cash flow	$123.1	$256.8

Note:	This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.

American Standard Companies Inc.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

In millions	Six Months Ended June 30,
	2006	2005
Cash provided by operating activities:
Net Income	$275.8	$332.8

Adjustments to reconcile net income to net cash provided by operating activities	(122.6)	(55.0)

Net cash provided by operating activities	153.2	277.8

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(106.3)	(142.2)
Proceeds from disposals of property	15.2	22.3

Free cash flow	$62.1	$157.9

Note:	This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.

American Standard Companies Inc.

Reconciliation of Net Cash Provided By

Operating Activities to Free Cash Flow

(Unaudited)

In millions	Twelve Months Ended December 31,
	2006 Estimate	2005
Net cash provided by operating activities	$835.0 - 860.0	$820.4

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	Approx. (285.0)	(337.1)
Proceeds from disposals of property	Approx. 25.0	28.2

Free cash flow	$575.0 - 600.0	$511.5

Note:	This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.